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                                                                   EXHIBIT 10.21



                  AMENDMENT NO. 4, WAIVER, CONSENT AND RELEASE

                                       TO

                                CREDIT AGREEMENT

         This AMENDMENT NO. 4, WAIVER, CONSENT AND RELEASE to CREDIT AGREEMENT (this "Agreement"), dated as of December 21, 2000, is entered into by and among Florists' Transworld Delivery, Inc. (the "Borrower"), IOS Brands Corporation, formerly known as FTD Corporation ("IOS"), the financial institutions party hereto (the "Lenders"), the Required Lenders (as defined in the Credit Agreement referred to below), and Bank One, NA, as contractual representative for the Lenders (the "Agent") under that certain Credit Agreement dated as of November 20, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, the Borrower, IOS, the Lenders and the Agent entered into the Credit Agreement;

         WHEREAS, the Borrower, under the terms of the Credit Agreement, agreed to pledge certain interests in its Subsidiaries to the Agent on behalf of the Lenders in order to secure its repayment of the Obligations;

         WHEREAS, pursuant to the terms of the Amended and Restated Pledge Agreement, dated as of May 10, 1999 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Pledge Agreement"), by and between the Borrower and the Agent on behalf of the Lenders, the Borrower pledged to the Agent for itself and for the "Holders of Secured Obligations" under the Credit Agreement one-hundred percent of the Class B common stock of its Subsidiary FTD.COM INC. (such capital stock, the "DotCom Stock");

         WHEREAS, subsequent to the date of the Pledge Agreement, FTD.COM declared a 12-for-1 stock split (the "Stock Split") of the DotCom Stock that resulted in additional shares of DotCom Stock being acquired by the Borrower, which additional shares were not evidenced by a certificate;

         WHEREAS, pursuant to Section 1(b) of the Pledge Agreement, all additional shares of DotCom Stock acquired by the Borrower as a result of the Stock Split, which shares, along with the shares delivered to the Agent in connection with the Pledge Agreement, constituted one-hundred percent of the DotCom Stock, were pledged to the Agent for itself and for the Holders of the Secured Obligations;

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              WHEREAS, subsequent to the Stock Split, the Borrower transferred a portion of the DotCom Stock acquired by the Borrower as a result of the Stock Split equal to 525,000 shares (the "Transferred Shares") to Robert L. Norton, Francis C. Piccirillo and Timothy Rasmussen, all of whom are officers of the Borrower (the "Transfer" and, together with the Stock Split, the "Subsequent Events");

              WHEREAS, the DotCom Stock constitutes "Pledged Collateral" under the Pledge Agreement and the terms thereof prohibit the Borrower from transferring any Pledged Collateral without receipt of the prior written consent of the Agent;

              WHEREAS, as a result of the Subsequent Events, a Default has occurred under the Credit Agreement (the "DotCom Default");

              WHEREAS, the Borrower has requested that the Lenders and the Agent
(i) provide a limited waiver under the Credit Agreement with respect to the DotCom Default, (ii) consent to the Transfer and (iii) release its Lien on the Transferred Shares;

              WHEREAS, the Lenders and the Agent are willing to provide the requested limited waiver, consent and release under the Credit Agreement on the terms and conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, IOS, the Agent and the Lenders hereby agree as follows:

         1. Limited Waiver for DotCom Default and Consent to the Transfer. Effective as of the date hereof, as expressly limited hereby and subject to the satisfaction of the conditions precedent set forth in Section 3 below, (a) the Lenders and the Agent hereby agree to waive the DotCom Default; and (b) the Agent, in accordance with Section 8 of the Pledge Agreement, consents to the Transfer; provided, however, that such waiver and consent shall be null, void and of no effect on and after February 21, 2001 if (1) the Borrower has not entered into on or before such date a Second Amended and Restated Pledge Agreement, in form and substance acceptable to the Agent and substantially similar to the Pledge Agreement, that amends and restates the Pledge Agreement and, among other things, correctly identifies all of the authorized, issued and outstanding Class B common stock of FTD.COM and (2) the Borrower's outside counsel has not delivered an opinion letter to the Agent that opines on the capitalization of FTD.COM and (3) the Borrower's outside counsel has not delivered an opinion letter to the Agent that opines on the capitalization of any other Subsidiary of the Borrower that constitutes a "Significant Subsidiary" as defined in Section 2 below.

         2. Amendment. Effective as of the date hereof, as expressly limited hereby and subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement hereby is and shall be amended as follows:

         (a) Section 1.1 of the Credit Agreement is hereby amended to insert alphabetically therein the following defined term:


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         "Significant Subsidiary" means any Subsidiary which would be a
"significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934 in that Holdings' direct or indirect investments in and advances to such Subsidiary exceed 10% of Holdings' Consolidated Assets as of the end of the most recently completed fiscal year or the net worth of such Subsidiary exceeds 10% of Holdings' Consolidated Net Worth as of the end of the most recently completed fiscal year or the income of such Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 10% of such income of Holdings and its consolidated Subsidiaries for the most recently completed fiscal year.

         (b) Section 7.2 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following paragraph (K):

          "(K) Significant Subsidiary. The Borrower, within [seven] days of any Subsidiary becoming or otherwise constituting a Significant Subsidiary, shall cause [outside] counsel to deliver to the Agent an opinion letter that certifies the number of authorized, issued and outstanding shares of capital stock or other equity interests of such Subsidiary, and that the Agent, on behalf of the Lenders, pursuant to the terms of a pledge agreement in form and substance acceptable to the Agent and substantially similar to the Pledge Agreement, possesses a perfected security interest in and lien upon the capital stock or other equity interests of such Subsidiary.

         3. Release of the Transferred Shares. In consideration of the foregoing and subject in all respects to Section 1 hereof, upon the effectiveness of this Agreement, the Agent for itself and for the Holders of Secured Obligations (i) releases its Lien on the Transferred Shares and (ii) terminates, releases, relieves and discharges the Borrower from all of its obligations under the Pledge Agreement and Security Agreement dated as of November 20, 1997 between the Borrower and the Agent for its benefit and for the benefit of the Holders of Secured Obligations (as amended, the "Security Agreement") with respect to the Transferred Shares.

         4. Conditions of Effectiveness. This Agreement shall become effective and be deemed effective as of the date hereof, if, and only if, (i) the Agent shall have received executed originals of this Agreement from the Borrower and the Required Lenders and (ii) each Lender that executes this Agreement and delivers such executed Agreement to Peterine Svoboda, acting on behalf of the Agent, by facsimile (facsimile number: 312-732-2038) prior to 5:00 p.m. (Chicago time) December 21, 2000, receives in immediately available funds a fee equal to 0.05% times such Lender's Commitment under the Credit Agreement. Lenders that do not execute and deliver this Agreement to the Agent on or before 5:00 p.m. (Chicago time) December 21, 2000 pursuant to the requirements hereof shall not receive such fee.

         5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

            (a) The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.



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             (b) Upon the effectiveness of this Agreement, the Borrower hereby
(i) represents that no Default or Unmatured Default exists under the terms of the Credit Agreement, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or the Agent under the Credit Agreement or any related document, instrument or agreement. The Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Unmatured Defaults not waived hereunder at any time without further notice, under the Credit Agreement, all other documents, instruments and agreement executed in connection therewith, and applicable law.

         6. Further Assurances. The Agent for itself and on behalf of the Holders of Secured Obligation agrees (i) to promptly after the date hereof deliver to the Borrower a UCC-3 partial release covering the Transferred Shares and (ii) at any time and from time to time, at the cost and expense of the Borrower, to execute and deliver all further instruments and documents, and take all further action, that may be necessary to complete the transactions contemplated by this Agreement.

         7.  Effect on the Credit Agreement.

             (a) Upon the effectiveness of this Agreement, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to such Credit Agreement, as amended hereby.

             (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

             (c) The execution, delivery and effectiveness of this Agreement shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         8. Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Agreement.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



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         11. Counterparts. This Agreement may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy of any signature hereto shall qualify as and shall constitute the original thereof.

         12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

               The remainder of this page is intentionally blank.



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         IN WITNESS WHEREOF, this Waiver has been duly executed and delivered as of the date first written above.


FLORISTS' TRANSWORLD DELIVERY, INC.         IOS BRANDS CORPORATION, formerly
                                            known as FTD Corporation

By: /s/ Randall L. Twyman                   By: /s/ Randall L. Twyman
    ---------------------                   -------------------------
    Name: Randall L. Twyman                     Name: Randall L. Twyman
    Title: Vice President, Treasurer            Title: Vice President, Treasurer




BANK ONE, NA, HAVING ITS                    MICHIGAN NATIONAL BANK
PRINCIPAL OFFICE IN CHICAGO,
ILLINOIS, formerly known as
The First National Bank of Chicago,
individually and as Agent

                                            By: /s/ Annette M. Gordon
By: /s/ Suzanne Ergastolo                       ---------------------
    ---------------------                       Name: Annette M. Gordon
    Name: Suzanne Ergastolo                     Title: Vice President
    Title: Assistant Vice President


KEYBANK NATIONAL ASSOCIATION                HARRIS TRUST AND SAVINGS BANK


By: /s/ Frank J. Jancar                     By: /s/ Kirby M. Law
    -------------------                         ----------------
    Name: Frank J. Jancar                       Name: Kirby M. Law
    Title: Vice President                       Title: Vice President



FIRSTAR BANK, N.A., formerly known as       HUNTINGTON NATIONAL BANK
Mercantile Bank National Association


By:                                         By: /s/ Jeffrey G. Willems
   --------------------------------             ----------------------
   Name:                                        Name: Jeffrey G. Willems
   Title:                                       Title: Corporate Banking Officer